UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 28, 2016
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events.

On June 28, 2016, Ohio Valley Banc Corp. ("OVBC") received approval from the Board of Governors of the Federal Reserve System necessary to complete the proposed merger of Milton Bancorp, Inc. ("MB"), with and into OVBC (the "Merger"), pursuant to the Agreement and Plan of Merger dated as of January 7, 2016, by and between OVBC and MB, as amended on April 20, 2016 (the "Merger Agreement"), and the related merger of MB's wholly-owned subsidiary bank, The Milton Banking Company ("Milton Bank"), with and into The Ohio Valley Bank Company, OVBC's wholly-owned subsidiary bank ("Ohio Valley Bank").  OVBC is still awaiting approval from the Ohio Division of Financial Institutions.  Subject to receipt of that approval and the satisfaction of other customary closing conditions contained in the Merger Agreement, the Merger is expected to be effective at the close of business on August 5, 2016.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 (the "1933 Act").  These statements are subject to certain risks and uncertainties, including a failure to satisfy the conditions to closing for the Merger in a timely manner or at all; the inability of Ohio Valley Bank or its data processor to complete the necessary work by the anticipated closing date; and other risks set forth in OVBC's filings with the Securities and Exchange Commission ("SEC"), including OVBC's most recent Annual Report on Form 10-K.  Copies of documents filed with the SEC are available free of charge at the SEC's website at http://www.sec.gov and/or from OVBC's website at http://www.ovbc.com.

Important Information for Investors and Shareholders

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy securities of OVBC.  The OVBC common shares to be issued in connection with the Merger have not been and will not be registered under the 1933 Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	June 28, 2016	By:	/s/Thomas E. Wiseman
Thomas E. Wiseman President and Chief Executive Officer